UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Multifamily Senior Loan Origination

On September 30, 2015, NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), through a subsidiary of its operating partnership, originated a $36.5 million senior mortgage loan (the “Multifamily Senior Loan”) secured by a Class A apartment community located in Austin, Texas (the “Multifamily Property”). NorthStar Income II funded the Multifamily Senior Loan with proceeds from its ongoing initial public offering.

The Multifamily Property contains over 421,000 square feet and is centrally located in close proximity to downtown Austin, the University of Texas and Austin-Bergstrom International Airport. In addition, the Multifamily Property benefits from a number of on-site amenities, including a resort-style swimming pool and tennis court. Since 2010, the facility has undergone approximately $1.8 million in capital improvements including clubhouse upgrades, parking lot resurfacing and a new roof. The borrower is an affiliate of an experienced regional owner and operator of multifamily properties, with over 16,000 multifamily units across 65 properties under management as of April 2015.

The Multifamily Senior Loan bears interest at a floating rate of 4.70% over the one-month London Interbank Offered Rate (“LIBOR”). The Multifamily Senior Loan was originated at a 0.50% discount and NorthStar Income II will earn an exit fee equal to 1.00% of the outstanding amount of the Multifamily Senior Loan at the time of repayment. The Multifamily Senior Loan is currently unlevered and NorthStar Income II intends to finance the Multifamily Senior Loan with one of its credit facilities in the future.

The initial term of the Multifamily Senior Loan is 24 months, with three 12-month extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of an extension fee. The Multifamily Senior Loan may be prepaid during the first 18 months, provided the borrower pays an additional amount equal to the remaining interest due on the amount prepaid through month 18. Thereafter, the Multifamily Senior Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.

The loan-to-value ratio (“LTV Ratio”) of the Multifamily Senior Loan is approximately 78%. The LTV Ratio is the amount loaned to the borrower net of reserves funded and controlled by NorthStar Income II and its affiliates, if any, over the appraised value of the property at the time of origination.

Retail Senior Loan Origination

On October 1, 2015, NorthStar Income II, through a subsidiary of its operating partnership, originated a $41.0 million senior mortgage loan (the “Retail Senior Loan”) secured by a 15,342 square foot retail property located in Beverly Hills, California (the “Retail Property”). NorthStar Income II funded the Retail Senior Loan with proceeds from its ongoing initial public offering.

The Retail Property is one block away from North Rodeo Drive, centrally located within the Beverly Hills’ high-end shopping district and is in close proximity to several primary freeways which provide wide accessibility to the Brentwood, Holmby Hills, Bel-Air and Hollywood Hills communities. The borrower has recently invested over $1.4 million in connection with its ownership of the Retail Property and plans to fund an additional $2.8 million in capital expenditures, tenant improvements and leasing commissions using proceeds from the Retail Senior Loan. The borrower is an affiliate of an experienced real estate investment and management organization that owns and manages over 90 properties totaling more than 3 million square feet.

The Retail Senior Loan bears interest at a floating rate of 4.10% over one-month LIBOR. The Retail Senior Loan was originated at a 0.50% discount and NorthStar Income II will earn an exit fee equal to 1.00% of the outstanding amount of the Retail Senior Loan at the time of repayment. The Retail Senior Loan is currently unlevered and NorthStar Income II intends to finance the Retail Senior Loan with one of its credit facilities in the future.

The initial term of the Retail Senior Loan is 36 months, with two 12-month extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of an extension fee. The Retail Senior Loan may be prepaid during the first 24 months, provided the borrower pays an additional amount equal to the remaining interest due on the amount prepaid through month 24. Thereafter, the Retail Senior Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.

The LTV Ratio of the Retail Senior Loan is approximately 57%.
Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the ability of the borrowers to effectively manage the properties securing the senior loans, the ability of the borrowers to comply with the terms, including financial and other covenants, of the loan agreements, the borrowers’ ability to set aside the funds necessary to complete potential capital improvements to the properties, the ability of the borrowers or their affiliates to manage the properties effectively, including whether the properties will benefit from any of their amenities, whether the borrowers determine to extend the senior loans, NorthStar Income II’s ability to finance the senior loans on credit facilities in the future, changes in market rates for commercial properties located in Austin, Texas and Beverly Hills, California, future property values, the impact of any losses from NorthStar Income II’s investments on cash flow and returns, property level cash flow, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in NorthStar Income II’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: October 6, 2015	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary

4